UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2018

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of WPX Energy, Inc. (the “Company”) approved amendments to certain equity award agreements between the Company and its executive leadership team, including Clay M. Gaspar, President and Chief Operating Officer, J. Kevin Vann, Executive Vice President and Chief Financial Officer, Dennis C. Cameron, Senior Vice President and General Counsel, and Bryan K. Guderian, Executive Vice President — Business Development.  Upon the recommendation of the Committee, the Board approved the same amendments to certain award agreements between the Company and Richard E. Muncrief, Chairman of the Board and Chief Executive Officer.

The following are the equity award agreements to which the amendments apply in the case of each of the officers named above (collectively, the “Award Agreements”):

•                  WPX Energy, Inc. 2016 Performance-Based Restricted Stock Unit Agreement dated May 19, 2016

•                  WPX Energy, Inc. 2017 Performance-Based Restricted Stock Unit Agreement dated March 3, 2017

•                  WPX Energy, Inc. 2018 Performance-Based Restricted Stock Unit Agreement dated March 2, 2018

The amendments to the Award Agreements approved by the Committee and the Board, which will require the consent of the counterparties, modify the vesting provisions applicable upon a change in control of the Company so that, upon such a change in control, the number of shares subject to vesting shall be based on the actual total shareholder return of the Company’s common stock from the beginning of the performance period until the date of the change in control, relative to the total shareholder return of the common stocks of its peer group companies over the same period, rather than upon the number of shares subject to vesting based on 100 percent of target.  No other provisions of the Award Agreements were modified, and the double trigger vesting requirement applicable upon a change in control remains in effect — i.e., no vesting will occur unless, following a change in control, the counterparty’s employment is terminated under circumstances set forth in the Award Agreements.

The Committee and the Board approved these amendments in response to a growing trend among the Company’s peer group to vest performance awards upon the basis of actual performance as opposed to target performance.  The Committee and the Board each concluded that these amendments enable the Company’s executive compensation to remain competitive with the executive compensation of its peer companies while also aligning such compensation with the Company’s pay-for-performance philosophy, which calls for executives to be rewarded upon the basis of actual results achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Secretary

DATED:  July 13, 2018